UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 14, 2022
COMMISSION FILE NUMBER 1-6780 (Rayonier Inc.)
COMMISSION FILE NUMBER: 333-237246 (Rayonier, L.P.)
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
RAYONIER, L.P.
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 91-1313292
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
Common Shares, no par value, of Rayonier Inc.	RYN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Rayonier Inc.:	Emerging growth company	☐
Rayonier, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Rayonier Inc.:	☐
Rayonier, L.P.:	☐

ITEM 1.01.	Entry into a Material Definitive Agreement
On December 14, 2022, Rayonier Inc. (“Rayonier”), Rayonier TRS Holdings Inc. (“TRS”), Rayonier Operating Company LLC (“ROC”) and Rayonier, L.P. (“RLP,” collectively with Rayonier, TRS and ROC, each individually a “Borrower” and collectively, the “Borrowers”) entered into a Fifth Amendment, Incremental Term Loan Agreement and Amendment to Guarantee Agreement (the “Amendment Agreement”) with the several banks, financial institutions and other institutional lenders party thereto (the “Lenders”) and COBANK, ACB, as administrative agent (the “Administrative Agent”), to amend certain terms of the Credit Agreement (as defined below) and to provide a senior unsecured incremental term loan facility to RLP in an aggregate amount of $250 million (the “2022 Incremental Term Loan Facility”) to be advanced by certain Lenders providing commitments under the 2022 Incremental Term Loan Facility, which RLP expects to use for general corporate purposes, including, if applicable, to finance acquisitions and refinance existing debt (including, in each case, fees and expenses in connection therewith).
The periodic interest rate on the 2022 Incremental Term Loan Facility is based, at RLP’s option, on either (1) a Term SOFR or Daily Simple SOFR rate plus a credit spread adjustment of 0.10% plus an applicable margin (currently 1.60%) based on the ratio of consolidated funded debt of Rayonier and its subsidiaries to the sum of the consolidated net worth of Rayonier and its subsidiaries plus the consolidated funded debt of Rayonier and its subsidiaries (the “Leverage Ratio”) or (2) the highest of (a) the prime rate, (b) the federal funds rate plus ½ of 1.00%, and (c) the one-month Term SOFR rate plus a credit spread adjustment of 0.10% plus 1.00%, plus an applicable margin (currently 0.60%) based on the Leverage Ratio. Interest is payable either monthly, quarterly or every one, three, or six months, depending on which type of interest rate is selected by RLP. The 2022 Incremental Term Loan Facility allows for the Borrowers to receive annual patronage payments, which are profit distributions made by a cooperative to its member-users based on the quantity or value of business done with the member-user. Additionally, the interest rates under the 2022 Incremental Term Loan Facility are to be automatically reset on the date that is two and one-half years into the term thereof (which reset may be an increase or decrease) based upon the difference between the cost of funds of the lenders at such time as compared to their cost of funds at the time the 2022 Incremental Term Loan Facility was initially funded similar to certain of the other term loan facilities under the Credit Agreement (as defined below).
All advances made under the 2022 Incremental Term Loan Facility must be repaid by RLP on December 14, 2027. Advances made under the 2022 Incremental Term Loan Facility may be prepaid by RLP, without penalty (other than payment of customary breakage costs for payment of an advance accruing interest at the Term SOFR rate prior to the end of the interest period for such advance), at any time in whole or part.
The 2022 Incremental Term Loan Facility will be subject to the covenants and events of default contained in that certain Credit Agreement entered into among the Borrowers, the Lenders party thereto and the Administrative Agent, dated as of August 5, 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”). The Credit Agreement contains financial covenants related to leverage and interest coverage, as well as other affirmative and negative covenants relating to, among other things, dividends, liens, mergers, dispositions of timber and timberlands, subsidiary debt, sales and issuances of capital stock of subsidiaries, and affiliate transactions. The Credit Agreement also contains customary events of default. If an event of default occurs and is continuing, the Lenders holding more than 50% of the outstanding amount of the commitments and advances under the credit facilities thereunder may accelerate amounts due under the Credit Agreement (except in the case of a bankruptcy or insolvency event of default, in which case such amounts shall automatically become due and payable).
Additionally, the Amendment Agreement, among other things, replaces LIBOR as the benchmark for interest rates under the Credit Agreement with Term SOFR and/or Daily Simple SOFR (plus, in each case, a credit spread adjustment of 0.10%).
Some of the Lenders and potential lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Rayonier and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Rayonier and its subsidiaries and affiliates for such services.
For additional information on the Credit Agreement and facilities thereunder, including the terms thereof, see Rayonier’s Current Reports on Form 8-K filed on August 5, 2015, May 2, 2016, April 2, 2020, April 17, 2020 and June 7, 2021. A copy of the Amendment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment Agreement in this Form 8-K does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment Agreement.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets
On December 19, 2022, Rayonier announced that as of December 15, 2022 it had completed the acquisitions of approximately 137,800 acres of high-quality commercial timberlands located in Texas, Georgia, Alabama, and Louisiana (the “Acquisitions”) from Manulife Investment Management, a leading timberland investment manager, pursuant to previously announced purchase agreements. In connection with the consummation of the Acquisitions, the parties entered into an amendment to one of the purchase agreements related to the Acquisitions, which resulted in a reduction of the total aggregate purchase price due to the removal of the leased timberlands from the transaction. The total aggregate purchase price paid by Rayonier for the Acquisitions is approximately $454 million, after customary purchase price adjustments at closing. Rayonier expects the Acquisitions to contribute an average annual harvest volume of approximately 725,000 tons and an average annual Adjusted EBITDA contribution from timberland operations of approximately $23 million over the next 10 years.
The Acquisitions were funded using cash on hand and the proceeds from incremental borrowings through the Farm Credit System. Borrowing rates on the 2022 Incremental Term Loan Facility are variable. Rayonier has entered into an interest rate swap agreement to fix $100 million of borrowings under the 2022 Incremental Term Loan Facility at an all-in effective cost of approximately 4.6%, net of estimated patronage refunds. The foregoing description of the agreements is qualified in its entirety by reference to the full text of the agreements, copies of which will be filed with Rayonier’s next Annual Report on Form 10-K. A copy of the press release announcing the completion of the Acquisitions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1
Fifth Amendment, Incremental Term Loan Agreement and Amendment to Guarantee Agreement, dated as of December 14, 2022, by and among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, and Rayonier, L.P., as borrowers, the several banks, financial institutions and other institutional lenders party thereto and CoBank, ACB, as administrative agent.

99.1	Press release dated December 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

BY:	/s/ Mark R. Bridwell
Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary

December 19, 2022

RAYONIER, L.P.

By: RAYONIER INC., its sole general partner

BY:	/s/ Mark R. Bridwell
Mark R. Bridwell
Vice President, General Counsel, and Corporate Secretary

December 19, 2022

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